UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2016

Behringer Harvard Opportunity REIT I, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas 75001
(Address of principal executive offices) (ZIP Code)

(866) 655-3650
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On September 23, 2016, Behringer Harvard Opportunity REIT I, Inc. posted its 2016 Second Quarter Report Summary on its website http://www.behringerinvestments.com/Behringer_Harvard_Opportunity_REIT_I_Inc. A copy of the 2016 Second Quarter Report Summary, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.
On September 13, 2016, Behringer Harvard Opportunity REIT I, Inc. (the “Company”) filed a preliminary proxy statement with the Securities and Exchange Commission for its 2016 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on December 12, 2016.  Because the date of the Annual Meeting is more than 30 days from the anniversary of the Company’s 2015 annual meeting of stockholders, in accordance with Rule 14a-5(f) and Rule 14a-8(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company has set a new deadline for the receipt of any stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy materials relating to the Annual Meeting. In order for a proposal under Rule 14a-8 to be timely, it must be received by the Company at its principal offices and directed to the attention of the Company’s Secretary by the close of business on September 28, 2016, which date the Company has determined to be reasonable. Such proposals must also comply with the Company’s bylaws and the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials, and any such proposal may be omitted if not in compliance with applicable requirements.
Stockholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the bylaws must submit timely notice thereof to the Company in order for such matters to be considered at the Annual Meeting.  Because the date of mailing the notice for the Annual Meeting will be delayed by more than 30 days from the first anniversary of the date of mailing the notice for the 2015 annual meeting, to be timely, notice must be received by the Company at its principal offices and directed to the attention of the Company’s Secretary by the close of business on the 10th day following the day the Company has filed its final proxy statement disclosing the date of mailing of the notice for the 2016 Annual Meeting. Such proposals must also comply with all other requirements set forth in the Company’s bylaws and other applicable laws.
Additional Information:
This filing is being made in respect of the Company’s proposed plan of liquidation. The proposed plan of liquidation will be submitted to the stockholders of the Company for their consideration. In connection with the proposed plan of liquidation, the Company will file a proxy statement with the SEC. This filing does not constitute a solicitation of any vote or proxy from any stockholder of the Company. Investors are urged to read the proxy statement carefully and in its entirety when it becomes available and any other relevant documents or materials filed or to be filed with the SEC or incorporated by reference in the proxy statement, because they will contain important information about the plan of liquidation. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, http://www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at http://www.behringerinvestments.com, or by directing a written request to Behringer Harvard Opportunity REIT I, Inc., Attn: Shareholder Services, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.
The Company, its directors and executive officers, Behringer Harvard Opportunity Advisors I, LLC (the “Advisor”) and its affiliates, and employees of the Advisor may be deemed to be participants in the solicitation of proxies with respect to the plan of liquidation. Information regarding the Company’s directors and executive officers and the Advisor is detailed in the proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers and the Advisor in the plan of liquidation may be obtained by reading the proxy statement and other relevant documents or materials relating to the proposed transaction when they become available.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.
99.1    2016 Second Quarter Report Summary

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: September 23, 2016	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President – Legal, General Counsel, & Secretary

Exhibit Index

Exhibit No.	Description
99.1	2016 Second Quarter Report Summary

4